8/01/00


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 3, 2000, by and between MIM Corporation, a Delaware corporation (the "Company"), and Livingston Group LLC, a Maryland limited liability company (the "Stockholder").

         WHEREAS, the Company and MIM Health Plans, Inc., a wholly owned subsidiary of the Company ("MIM Subsidiary") on the one hand, and Radix Capital Investment Group, LLC, Elizabeth Williams, Bruce Blake, Sal Rafanelli, John Chay and George Brown, on the other hand (collectively, the "Sellers"), are entering into a Purchase Agreement, dated as of August 3, 2000 (the "Purchase Agreement"), pursuant to which MIM Subsidiary has agreed to purchase all of the outstanding membership interests in American Disease Management Associates, L.L.C., a Delaware limited liability company, from the Sellers, for $19 million in cash and an aggregate of 2,697,947 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") of which 2,181,818 shares will initially be delivered to First Union National Bank, as Escrow Agent, pursuant to the Escrow Agreement, dated August 3, 2000, between the Stockholder and First Union National Bank and 516,129 shares will be delivered to the Stockholder;

         WHEREAS, to induce the Stockholder to enter into the Purchase Agreement, the Company has agreed to provide to the Stockholder the registration rights provided herein with respect to the Eligible Common Stock (as defined below).

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Certain Definitions:

         "Affiliate" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, with respect to any fund or trust, any Person which is a participant in or beneficiary of such fund or trust. For purposes of this definition, "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Stock" shall mean the common stock of the Company and its successors in interest, whether by operation of law or otherwise, as well as any stock or securities into which or for which the common stock may be changed, converted or exchanged and any stock (or security exchangeable, convertible or exercisable into common stock) issued or distributed to Holders (as hereafter defined) upon any stock split, dividend, merger or similar transactions.


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         "Company" shall mean MIM Corporation, a Delaware corporation, and its successors in interest, whether by operation of law or otherwise.

         "Current Market Price" shall mean, on the date of any determination thereof, the average of the last sale prices per share of the Common Stock reported on the Nasdaq Stock Market's Small Cap Market (or the principal trading market or stock exchange for the Common Stock if other than the Nasdaq Stock Market's Small Cap Market) for the 10 business days preceding the date of such determination.

         "Demand" shall have the meaning set forth in Section 2(a).

         "Distribution Period" shall mean, with respect to a distribution of Eligible Common Stock in a firm commitment underwritten public offering, the period extending until, but not beyond, such time as each underwriter has completed its initial distribution of all securities purchased by it, and with respect to any other distribution of Eligible Common Stock in any other registration, the period extending until, but not beyond, the earlier of the sale of all Eligible Common Stock covered thereby or 90 days following the effective date of the registration statement utilized in connection with such registration under the Securities Act.

         "Eligible Common Stock" shall mean shares of Common Stock acquired by the Stockholder pursuant to the Purchase Agreement or held by its Permitted Transferees pursuant to Section 10(d) hereof on the date of determination; provided, however, that shares of Common Stock will cease to be Eligible Common Stock when (i) a Registration Statement covering such shares of Eligible Common Stock has been declared effective by the SEC and such shares have been sold pursuant to the registration statement, (ii) such shares have been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such shares have been otherwise transferred (other than to a Permitted Transferee) and may be resold by such transferee without registration under the Securities Act and without restriction under Rule 144.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Holder" means any person who holds Eligible Common Stock.

         "Lockout Period" means the period commencing on the Closing Date (as defined in the Purchase Agreement) and ending on the first anniversary of the Closing Date.

         "Majority Holders" means Holders collectively holding more than 50% of the Eligible Common Stock.

         "Permitted Transferee" shall mean a Person to whom the Stockholder has transferred Common Stock which is either (i) a spouse, parent, grandparent, child or grandchild of the Stockholder or (ii) a trust, the grantor and sole beneficiaries of which are either a spouse, parent, grandparent, child or grandchild of the Stockholder.


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

         "Person" shall mean any individual, partnership, corporation, trust, limited liability company, banking association or unincorporated organization, or a government or agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 3(a).

         "Piggyback Registration Request" has the meaning set forth in Section 3(a).

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of Common Stock covered by the Registration Statement, and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" has the meaning specified in the preliminary statements.

         "Registration Expenses" has the meaning set forth in Section 6.

         "Registration Statement" shall mean any registration statement of the Company, on an appropriate form under the Securities Act (other than any registration statement filed on a Form S-4 or S-8 or any other forms prescribed for the same or similar purposes) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all materials incorporated by reference therein and all exhibits thereto (including those incorporated by reference).

         "Rule 144" means Rule 144 promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Selling Expenses" has the meaning set forth in Section 6.

         "Stockholder" has the meaning specified in the preliminary statements.

         "underwritten registration" or "underwritten offering" shall mean an offering of the Common Stock pursuant to a Registration Statement in which Common Stock of the Company is sold to the public by one or more underwriters.


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

SECTION 2. Demand Registration.

         (a) At any time commencing on the date that is the nine month anniversary of the Closing Date and ending on the sixth anniversary of the Closing Date, upon the request of the Majority Holders (each such request, a "Demand"), the Company shall use its reasonable best efforts to file, within 30 days (if the Company is eligible to use Form S-3) or 90 days (in the event the Company is not eligible to use Form S-3) after receiving written notice of such Demand, and cause to be declared effective (which effectiveness shall in no event occur on or before the date that is the one year anniversary of the Closing Date) a Registration Statement with respect to all or a part of the Eligible Common Stock held by the electing Holders and requested to be registered, provided that no such demand may be made unless it relates to at least 400,000 shares of Eligible Common Stock or such lesser amount if all the remaining shares of Eligible Common Stock held by the Holders are to be registered; provided further that the electing Holders shall use their reasonable best efforts to sell such Eligible Common Stock requested to be registered. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations".

         (b) The Demand will set forth the number of shares of Eligible Common Stock proposed to be sold by the electing Holders and the intended method of distribution of such shares. If the Majority Holders so elect, the offering of such Eligible Common Stock pursuant to such Demand Registration may be in the form of an underwritten offering.

         (c) The Company shall not be required to effect more than three Demand Registrations of Eligible Common Stock pursuant to this Section 2. Notwithstanding anything to the contrary contained herein, a registration shall count as a Demand Registration only when (i) a Registration Statement covering all Eligible Common Stock as to which registration has been requested shall have become effective and the Company has maintained the effectiveness of such registration statement for the applicable Distribution Period (unless such Registration Statement ceases to remain effective as a result of some act or omission by an electing Holder), or (ii) a registration statement filed by the Company pursuant to a request for a Demand Registration shall be abandoned or withdrawn upon the request of an electing Holder, unless the electing Holders pay (or reimburse) all Registration Expenses and Selling Expenses (if any) incurred by the Company in connection therewith.

         (d) The Company shall be entitled to include in any Demand Registration referred to in this Section 2, shares of Common Stock or other securities of the Company to be sold by the Company for its account or by other stockholders of the Company for their own accounts, except that if, in the case of an underwritten offering, the managing underwriter(s) advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without having a material adverse effect on the offering, then the Company will include in such registration


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

(i) first, Eligible Common Stock requested to be registered by the electing Holders, (ii) second, Common Stock or other securities proposed to be sold by the Company and (iii) third, all other securities of the Company requested to be included in such registration statement.

         (e) Notwithstanding anything in this Section 2 to the contrary, the Company shall not be required to file a registration statement in connection with a Demand Registration (i) within six months after the effective date of a registration statement filed in connection with any other Demand Registration; provided that the Stockholder shall have been afforded the opportunity to sell Eligible Common Stock included in such prior registration statement, (ii) the Company elects within 15 days after receiving a request for a Demand Registration to purchase all but not less than all of the Eligible Common Stock as to which registration has been requested at a price per share equal to the Current Market Price, and the Company closes such purchase within 90 days after delivery of written notice to the electing Holders that the Company has elected to purchase such Eligible Common Stock, or (iii) the Board of Directors of the Company makes a good faith determination that filing a registration statement is not in the best interests of the Company or its stockholders and delivers written notice to the electing Holders whose shares are to be registered pursuant to such registration statement certifying that the Board of Directors has made such good faith determination; provided, however, that any such deferral of the filing of the registration statement shall not exceed a period equal to 90 days after the date of the Demand.

SECTION 3. Piggyback Registration.

         (a) At any time commencing on the date that is the one year anniversary of the Closing Date and ending on the sixth anniversary of the Closing Date, whenever the Company proposes to file a Registration Statement for the registration of shares of Common Stock in connection with an underwritten public offering on behalf of the Company or an underwritten secondary public offering on behalf of other Persons (except with respect to registration statements on Form S-4 or Form S-8 or another form not available for registering the Eligible Common Stock for sale to the public) (a "Piggyback Registration"), the Company shall in each case give written notice to the Stockholder at least 20 days before the anticipated filing date of its intention to effect such registration. Upon the written request of any Holder given within 10 days after receipt of such notice from the Company to register any of such electing Holders' Eligible Common Stock (a "Piggyback Registration Request"), the Company shall use its reasonable best efforts to cause the Eligible Common Stock as to which registration has been requested to be included in the registration statement on the same terms and conditions as the Common Stock otherwise being sold in such registration.

         (b) If a Piggyback Registration is an underwritten registration and the managing underwriter(s) determines and advises the Company in writing that the inclusion in the Registration Statement of all securities proposed to be included would adversely affect the success of the proposed underwritten offering, the Company shall include in such registration (i) first, the securities, if any, the Company proposes to sell, (ii) second, all securities of the Company to be sold by any other stockholder who has exercised his demand or similar right to


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

require the Company to file a registration statement with respect to all or a portion of the securities of the Company held by such stockholder and (iii) third, all other Common Stock proposed to be included in such Piggyback Registration allocated pro rata among the electing Holders entitled to participate in the Piggyback Registration on the basis of the number of shares of Eligible Common Stock requested to be registered by each such Holder. The rights set forth in this Section 3(b) shall be exercisable in connection with any Registration Statement covering Common Stock.

         (c) In connection with any offering by the Company to which the Stockholder has Piggyback Registration rights (and notwithstanding anything in Section 5 to the contrary), the Company, in its sole discretion, shall determine
(i) whether to initiate, proceed with or terminate such registration, (ii) the pricing (including underwriting discounts and commissions) for such offering and
(iii) the timing of such offering. The Company may withdraw any Registration Statement and abandon any proposed sale of Common Stock without the consent of the Holders, notwithstanding the request of any Holder to participate therein in accordance with this Agreement, if the Company determines in its sole discretion to so withdraw and abandon such proposed sale. Any Holder may withdraw some or all of such Holder's shares from such proposed sale (subject to any restrictions imposed by the underwriters, in the event of an underwritten offering) if, in such Holder's sole discretion, the net per share proceeds to the Holder in such offering will be inadequate.

SECTION 4. Holdback Agreements.

         The Stockholder agrees, and any Permitted Transferee of the Stockholder, by acceptance of any Eligible Common Stock, agrees that, if so requested by the managing underwriter(s) in an underwritten offering, it will not effect any public or private sale or distribution of securities of the Company of the same class as the securities included in the Registration Statement during the 14 day period prior to, and during the 90 day period (or such longer period requested by the managing underwriter(s), but not to exceed 180 days) beginning on the effective date of such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, to the extent notified in writing by the Company or the managing underwriter(s), provided that each officer or director of the Company who owns beneficially and of record in excess of 750,000 shares of Common Stock enters into similar agreements.


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

SECTION 5. Registration Procedures.

         In connection with the Company's registration obligations pursuant to
Section 2 and 3 hereof, the Company will use its reasonable best efforts to effect the registration of the Eligible Common Stock in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall:

         (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form shall be available for the sale of the Eligible Common Stock in accordance with the intended method or methods of distribution thereof and use its reasonable efforts to cause such Registration Statement to become effective;

         (b) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the Distribution Period; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

         (c) notify each Holder of Eligible Common Stock covered by the Registration Statement and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment or supplements thereto become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for the purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) at any time when a Prospectus is required to be delivered under the Securities Act, of the happening of any event which makes any statement made in the Registration Statement or the Prospectus or any document incorporated therein by reference untrue or misleading or which requires the making of any changes in the Registration Statement or the Prospectus or any document incorporated therein by reference to make the statements therein not misleading;

         (d) upon request, furnish to each managing underwriter, if any, and each Holder of Eligible Common Stock covered by the Registration Statement, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);


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

         (e) deliver to each Holder of Eligible Common Stock covered by the Registration Statement, and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as the each Holder of Eligible Common Stock covered by the Registration Statement and each underwriter, if any, may reasonably request;

         (f) use its reasonable best efforts to register or qualify or cooperate with the underwriters, if any, and their respective counsel in connection with the registration or qualification of such shares of Eligible Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as a majority in interests of the electing Holders or any underwriter reasonably requests in writing, and do any and all other reasonable acts or things necessary to enable the underwriters or each Holder of Eligible Common Stock covered by the Registration Statement, to consummate the disposition in such jurisdictions of the Eligible Common Stock covered by the Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified,
(ii) subject itself to taxation in any such jurisdiction; or (iii) take any action, other than filing a consent to service of process with a state securities regulatory authority, to the extent required, which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (g) cooperate with each Holder of Eligible Common Stock covered by the Registration Statement, and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Eligible Common Stock to be sold and not bearing any restrictive legends; and enable such shares of Eligible Common Stock to be in such denominations and registered in such names as the managing underwriters or each Holder of Eligible Common Stock covered by the Registration Statement, may request at least two business days prior to any sale of the Eligible Common Stock;

         (h) use its reasonable best efforts to cause all the Eligible Common Stock covered by the Registration Statement to be listed on the primary securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed; and

         (i) if the offering is underwritten, use its reasonable best efforts to obtain any customary opinions of counsel or customary accountants' "cold comfort" letters in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration and enter into such other customary agreements and take all such other reasonable actions in connection with such registration to expedite or facilitate the disposition of the Eligible Common Stock as contemplated by the Registration Statement.

         The Company may require each electing Holder of Eligible Common Stock covered by the Registration Statement (i) to furnish to the Company such information regarding such Holder and the distribution of the Eligible Common Stock as the Company may from time to time reasonably request in writing and
(ii) to enter into an underwriting agreement providing for the


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

sale of such Eligible Common Stock which shall be customary in form, substance and scope and shall contain customary requirements for representations, warranties, covenants and opinions of counsel. Reasonable compliance with the foregoing obligations shall be a condition to the rights afforded the Holders hereunder.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(iv) hereof, such Holder will forthwith discontinue the offering and disposition of any Eligible Common Stock included in such offering (i) until the Holder receives copies of the supplemented or amended Prospectus or (ii) until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Eligible Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice to suspend the offering and disposition of the Eligible Common Stock, the time periods regarding the maintenance of the applicable Registration Statement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) hereof to and including the date when the Holders shall have received the copies of the supplemented or amended Prospectus.

         Notwithstanding the foregoing and in addition to the provisions of
Section 2(e), (a) the Company may delay for up to 90 days the filing or effectiveness of any Registration Statement or any amendment thereof or any supplement to the related Prospectus, and (b) in the case of an effective Registration Statement, upon the request of the Company, the Holders of Eligible Common Stock participating in such registration shall refrain from selling any shares pursuant to such Registration Statement, if (i) the Company determines in good faith that such registration or sale would (A) interfere with or adversely affect the negotiation or completion of any material transaction that is being contemplated by the Company at the time the right to delay is exercised or a request is made or (B) involve initial or continuing disclosure obligations not otherwise required by law or the rules and regulations of the SEC or the principal exchange on which the Common Stock is traded, which disclosure would have an adverse effect on the Company, provided that the Company delivers written notice to the electing Holders whose shares are to be registered pursuant to such registration statement certifying that the Board of Directors has made such good faith determination or (ii) in the written opinion of an investment bank delivered to the Company and electing Holders, that the Company is unable to consummate an underwritten offering on reasonable terms due to then currently prevailing market conditions.


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

SECTION 6. Registration and Selling Expenses.

         In connection with any Demand Registration or Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) all filing fees with the SEC, state and foreign registration and filing fees and fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Eligible Common Stock on the principal exchange on which shares of Common Stock are then listed, (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 5(i) hereof),
(vi) the fees of transfer agents, and (vii) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. The Holders of Eligible Common Stock so registered shall pay any underwriting fees, discounts or commissions attributable to the sale of such Eligible Common Stock, and any out-of-pocket expenses of the Holders of Eligible Common Stock so registered (including such expenses of any underwriter) (the "Selling Expenses"), pro rata with all other shares offered in the registration. The Holders of Eligible Common Stock also shall pay the fees and expenses of such Holders' counsel.

SECTION 7. Indemnification; Contribution.

         (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, if applicable, and each Person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to each registration which has been effected pursuant to Section 2 or 3 against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) ("Losses") arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Eligible Common Stock held by such Holder was registered under the Securities Act, or any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company such reimburse such Holders and controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Holder in any such case (i) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or amendment or supplement, in reliance upon and in conformity with information


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


furnished to the Company by any Holder; or (ii) to the extent any such Loss arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) such Holder failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim and the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission, (B) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus previously furnished or (C) such Holder uses a prospectus following delivery by the Company of a notice described in clause (iii) or (iv) of Section 5(c).

         (b) Indemnification by the Holders and any Agents and Underwriters. Each Holder agrees, severally and not jointly, if Eligible Common Stock held by it is included in the securities as to which such registration, qualification or compliance is being effected, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Loss to which the Company or such controlling Person may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder and such Holder has at least 5 business days to review and comment on such registration statement and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Holder's obligations under this paragraph 7(b) and 7(d) shall, cumulatively, be limited to the proceeds received by such Holder in connection with the sale of Eligible Common Stock in such offering.

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 7. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, in its discretion, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party


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of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) above in respect of Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, that a Holder shall not be required to contribute any amount greater than the proceeds received by such Holder with respect to the sale of Eligible Common Stock in the offering(s) that is the subject or basis of the claim for contribution. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters, selling agents or other securities professionals in this Section 7(d) to contribute shall be several and not joint.

         (e) Cumulative Remedies. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

SECTION 8. Rule 144.

         The Company covenants that it will use its reasonable best efforts to file in a timely manner any reports required to be filed by it under the Securities Act and the Exchange Act at any time during which the Company is subject to such reporting obligations, and that the Company will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of one or more Holders, the Company will deliver to such Holders a written statement as to whether it has complied with such requirements, a copy of the most recent annual report of the Company, and such other reports and documents of the Company as such Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing the Holders to sell any such securities without registration.

SECTION 9. Participation in Underwritten Registrations.

         (a) The investment banker or investment bankers and manager or managers, if any, that will administer the registration of the Eligible Common Stock pursuant to a Demand will be selected by the Company after consultation with, and upon the consent of, a majority in interest of the electing Holders.

         (b) The Company will not permit any other Person (other than the Company) to participate in any underwritten registration hereunder unless such Person (x) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Eligible Common Stock in any Person otherwise than as set forth herein.

SECTION 10. Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not, without the consent of the Stockholder, on or after the date of this Agreement enter into any agreement with respect to the Company's securities which is inconsistent with the rights granted to the Stockholder in this Agreement or otherwise conflicts with the provisions hereof.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of both parties.

         (c) Notices. All notices and other communications hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or delivered by reliable overnight delivery service (receipt confirmed) or facsimile transmission (receipt confirmed), addressed:

          (i) if to the Company, initially at MIM Corporation, 100 Clearbrook Road, Elmsford, NY 10523, Attention: Barry Posner, Facsimile: 914-460-1670, or at such other address as the Purchaser shall have furnished to the Seller in writing, with a copy to: King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, Attention: John L. Graham, Facsimile:
     (212) 556-2222, or (ii) if to the Stockholder, initially at: 16 East Willow Avenue, Towson, Maryland, 21286, or at such other address as the Stockholder shall have furnished in writing to the Company, with a copy to Niles, Barton & Wilmer, Suite 1400, 111 S. Calvert Street, Baltimore, Maryland 21202, Attention: Robert F. Scholz, Facsimile: (410) 783-6363.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when confirmation is received, if faxed; and on the next business day, if timely delivered to any air courier guaranteeing overnight delivery.

         (d) Assignment of Registration Rights. Except as otherwise provided below, none of the parties hereto may assign this Agreement or any of the rights and obligations of the parties hereunder without the prior written consent of the other parties:

          (i) The Stockholder may assign this Agreement and all of its rights and obligations hereunder to a Permitted Transferee who acquires from the Stockholder all or a portion of the shares of Eligible Common Stock owned by the Stockholder, provided, that such assignment shall not result in any increased costs to the Company; or

          (ii) the Company may assign this Agreement and all of its rights and obligations under this Agreement to an Affiliate of the Company.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such jurisdiction's conflicts of law provisions. The federal and state courts of the State of New York shall have exclusive jurisdiction over the subject matter hereof, and the Company and Stockholder each attorns to and agrees to accept the jurisdiction of such courts. Each of the parties hereto submits to the exclusive jurisdiction of the federal and New York state courts located in the city of New York in connection with any dispute related to this Agreement or any of the transactions contemplated hereby. Service of any process, summons, notice or document by certified or registered mail, postage prepaid, addressed to a party at the address set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          THE COMPANY:

                                          MIM CORPORATION


                                          By: /s/ Barry Posner
                                             ----------------------------------
                                             Name: Barry Posner
                                             Title: Vice President


                                          THE STOCKHOLDER:

                                          LIVINGSTON GROUP, LLC


                                          By: John Chay
                                             ----------------------------------
                                             Name: John Chay
                                             Title: Manager

                                    Exhibit A

                          ADDITIONAL PARTY COUNTERPART

         The undersigned, after having received and reviewed to its satisfaction a copy of the Registration Rights Agreement, dated as of August 3, 2000 (the "Registration Rights Agreement"), by and among MIM Corporation and Livingston Group LLC, does hereby agree to become party to the Registration Rights Agreement thereby accepting all the rights, benefits and obligations of a holder of Eligible Common Stock thereunder. The Company may attach this page as a counterpart to the Registration Rights Agreement and the undersigned agrees that such attachment shall be deemed conclusive evidence of its acknowledgment and acceptance of the terms thereof.

         Defined terms used herein and not otherwise defined herein shall have the meaning given such terms in the Registration Rights Agreement.

Dated: August 3, 2000
      -----------------

                                                 [NAME]
                                                 [ADDRESS FOR NOTICES]



                                                 By: __________________________
                                                     Name:
                                                     Title:
Acknowledged and Accepted By:

MIM CORPORATION


By:________________________________
   Name:
   Title: